Exhibit 5.1

Gambling.com Group Limited	18 May 2023
22 Grenville Street
St Helier
Jersey
JE4 8PX

Dear Sirs,

Gambling.com Group Limited (the "Company") - Registration of Securities under the US Securities Act of 1933, as amended (the "Securities Act")
1.Background
1.aWe have acted as the Company's Jersey legal advisers in connection with the registration of a shelf registration statement on Form F-3 dated 18 May 2023 (the "Registration Statement") in relation to the offer and sale by one or more selling shareholders identified in the Registration Statement of up to 10,099,284 ordinary shares of no par value held by them in the capital of the Company (the "Ordinary Shares").
1.bThe offer and sale of the Ordinary Shares will be the subject of a prospectus supplement which, taken together with the base prospectus set out in the Registration Statement, will form a prospectus (a "Prospectus").
1.cThe Company has asked us to provide this Opinion in connection with the registration of the Securities under the Securities Act.
1.dIn this opinion, "non-assessable" means, in relation to an Ordinary Share, that the price for which the Company agreed to issue that Ordinary Share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Ordinary Share in respect of the price of that Ordinary Share.
2.Documents Examined
2.1We have examined all such documents as we have considered necessary or advisable for the purpose of giving this Opinion, including the following:
2.1.1the Registration Statement;
2.1.2an extract from resolutions passed at a meeting of the board of directors of the Company held on May 17, 2023;
2.1.3the Company's certificate of continuance of a limited company and its memorandum and articles of association as in force as at the date hereof; and

Gambling.com Group Limited
18 May 2023

2.1.4a consent to issue shares dated 27 May 2021 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958.
2.2For the purposes of this opinion, we have, with the Company's consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.
3.2Assumptions
3.1For the purposes of giving this opinion we have assumed:-
3.1.1the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;
3.1.2that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;
3.1.3the accuracy and completeness in every respect of all certificates and other assurances of directors or other officers of the Company given to us for the purposes of giving this opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;
3.1.4that the Company will not issue any Shares in excess of any limitation set out in the authorised share capital of the Company; and
3.1.5that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder.
4.1.5Opinion
As a matter of Jersey law, and on the basis of and subject to the above and the qualification below, we are of the opinion that, once (i) the Registration Statement is declared effective by the US Securities and Exchange Commission; (ii) the offer and sale of any Ordinary Shares has been duly authorised; (iii) the Ordinary Shares are sold, issued and delivered against payment in accordance with the terms of any Prospectus and/or any relevant underwriting, purchase or similar agreement; (iv) the relevant transferee has been entered into the Company's register of members as the holder of the relevant Ordinary Shares (if and when required); and (v) all necessary consents have been obtained from the Jersey Financial Services Commission in respect of any Prospectus, the Ordinary Shares will be validly issued, fully paid and non-assessable.
5.1.5Qualification
This Opinion is subject to any matter of fact not disclosed to us.
6.1.5Governing Law, Limitations, Benefit and Disclosure
3.aThis Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

Gambling.com Group Limited
18 May 2023

3.bThis Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.
3.cWe assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.
3.dWe consent to the filing of a copy of this opinion as Exhibits 5.1 and 23.2 to the Registration Statement and to reference to us being made in the paragraph of the base prospectus forming part of the Registration Statement headed "Legal Matters". In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.
Yours faithfully
/s/ Carey Olsen Jersey LLP
Carey Olsen Jersey LLP